MediaOne Group, Inc.
Consolidated Revenues and Operating Cash Flow Highlights- As Reported
(Unaudited)

                          Three                           Year
                       Months Ended                      Ended
                           Dec 31,                       Dec 31,

Dollars in millions    1999    1998    Percent     1999     1998       Percent

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
Consolidated Revenues
 MediaOne              $  693  $  627   10.5%       $ 2,686  $ 2,467     8.9%
 International (1)          -       7      -              7       24   (70.8)
 Corporate & other (2)      -       9      -              2       30   (93.3)
                       --------------               ----------------
Current Operations        693     643    7.8%         2,695    2,521     6.9%
 Domestic wireless          -       -    N/M              -      361     N/M
                       --------------               ----------------
Total                  $  693  $  643    N/M        $ 2,695  $ 2,882     N/M
                       ==============               ================

Consolidated Operating
Cash Flow (3)
 MediaOne              $  249  $  235    6.0%       $   980  $   941     4.1%
 International (1)          -      (2)     -              -       (6)      -
 Corporate & other        (21)    (36)  41.7           (103)    (140)   26.4
                       --------------               ----------------
Current Operations        228     197   15.7%           877      795    10.3%
 Domestic wireless          -       -    N/M              -      148     N/M
                       --------------               ----------------
Total                  $  228  $  197    N/M        $   877  $   943     N/M
                       ==============               ================

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(1) Results reflect effects of deconsolidation of investments in
    Cable Plus and RTDC due to decision to exit international activities.
(2) Results reflect divestiture of corporate assets.
(3) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
N/M-Not meaningful due to the sale of the domestic wireless businesses.
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